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														    Exhibit 20a
Fingerhut Receivables, Inc.                                        Fingerhut Master Trust                        Monthly Report
Certificateholder's Statement                                          Series 1994-1                                     Oct-97
Section 5.2                                      Class A         Class B         Class C           Class D           Total
(i)   Certificate Amount                     119,316,666.67   92,050,000.00   92,050,000.00    122,728,000.00    426,144,666.67
(ii)  Certificate Principal Distributed       59,658,333.33            0.00            0.00                       59,658,333.33
(iii) Certificate Interest Distributed           608,763.58      493,426.35      525,132.47                        1,627,322.40
	 Total Distribution per $1,000 Certificate (Original Class A Certificate Amount = $715,900,000.00)

Certificate Principal Distributed per $1,000     83.3333333       0.0000000       0.0000000
Certificate Interest Distributed per $1,000       0.8503472       5.3604166       5.7048612
(iv) Principal Collections                    49,361,351.01    6,346,853.43    6,346,853.43      8,462,103.50     70,517,161.37
(v)  Imputed Yield Collections                 3,815,638.33    2,115,617.79    2,115,617.79      2,813,360.27     10,860,234.18
     Recoveries                                  348,310.35      268,713.24      268,713.24        358,036.90      1,243,773.73
     Interest Earned on Prefunded Accounts             0.00            0.00            0.00              0.00              0.00
     Total Imputed Yield Collections           4,163,948.68    2,384,331.03    2,384,331.03      3,171,397.17     12,104,007.91
	Total Collections                     53,525,299.69    8,731,184.46    8,731,184.46     11,633,500.67     82,621,169.28
(vi) Aggregate Amount of Principal Receivables                                                                 1,173,790,588.20
     Invested Amount (End of Month)          119,316,666.67   92,050,000.00   92,050,000.00    122,728,000.00    426,144,666.67
     Floating Allocation Percentage             10.1650727%      7.8421143%      7.8421143%       10.4556981%       36.3049995%
     Invested Amount (Beginning of Month)    178,975,000.00   92,050,000.00   92,050,000.00    122,728,000.00    485,803,000.00
     Average Daily Invested Amount                                                                               474,862,867.38
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                         75.24%  1,177,589,444.90
       30 Days to 59 Days                                                                               5.83%     91,303,089.56
       60 Days to 89 Days                                                                               3.87%     60,499,713.79
       90 Days and Over                                                                                15.06%    235,661,869.35
	       Total Receivables                                                                          100.00%  1,565,054,117.60
 (viii) Aggregate Investor Default Amount                                                                          7,543,843.19
	As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                     20.71%
 (ix)  Certificate Charge-Offs
       Class A                                                                                                             0.00
       Class B                                                                                                             0.00
       Class C                                                                                                             0.00
	    Total Certificate Charge-Offs                                                                                  0.00
 (x)   Servicing Fee
       Class A                                                                                                       298,291.56
       Class B                                                                                                       153,416.76
       Class C                                                                                                       153,416.76
       Class D                                                                                                       204,546.72
	    Total Servicing Fee                                                                                      809,671.80
 (xi)  Pool Factor
       Class A                                                                                                        0.1666667
       Class B                                                                                                        1.0000000
       Class C                                                                                                        1.0000000
 (xii) Reallocated Principal Collections
       Class B                                                                                                             0.00
       Class C                                                                                                             0.00
       Class D  ** Everything was reimbursed by the end of the fiscal month.                                       1,402,380.28
 (xiii) Excess Funding Account Balance                                                                                     0.00
	Prefunding Account Balance                                                                                         0.00
 (xiv) Class C Trigger Event Occurrence                                                                                    None
       Class C Reserve Amount                                                                                               N/A
 Average Net Portfolio Yield                                                                                           12.5184%
 Minimum Base Rate                                                                                                      8.1785%
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